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                                                                    Exhibit 3(b)

[OHIO NATIONAL FINANCIAL SERVICES LOGO]

        REGISTERED REPRESENTATIVE'S
        SALES CONTRACT





CONTRACT SPECIFICATIONS
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Registered Representative            Supplements and Effective Dates
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 Name:

 Of:  City
                -------------------

      County                         Variable Life
                -------------------                       ----------------------

      State                          Variable Annuities
                -------------------                       ----------------------

                                     Investment Companies
                                                          ----------------------

 Approval Date                       Limited Partnerships
                -------------------                       ----------------------

 Effective Date                      Discount Brokerage
                -------------------                       ----------------------

 Resident Sales                      Resident Sales
 Coordinator                         Coordinator
                -------------------                       ----------------------
 (at Approval Date)

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The O.N. Equity Sales Company ("ONESCO"), and the Registered Representative
("Representative") have entered into this Registered Representative's Sales Contract ("contract") to take effect on the effective date. Supplements to this contract have taken effect on the supplement effective date indicated in the right column above. The Ohio National Life Insurance Company ("ONLI") and Ohio National Life Assurance Corporation ("ONLAC") and Ohio National Insurance Agency, Inc. ("ONINSA") are also included as parties to this contract to the extent provided herein or in supplements to the contract in witness of their agreement, the parties have signed below on the approval date.


The O.N. Equity Sales Company



By  /s/       ????                       /s/
   ----------------------------          ---------------------------------------
            President                         Registered Representative


Ohio National Life Assurance             The Ohio National Life Insurance
Corporation                              Company

By  /s/       ????                       /s/ Dennis ????
   -----------------------------         ---------------------------------------
       Senior Vice President               Vice President, Career Marketing


ONESCO-5800 Rev. 1/99
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I.   AUTHORIZATION

     ONESCO hereby authorizes the Representative to solicit and remit to it applications for the purchase of securities which ONESCO is authorized to sell. Such authorization is only effective to the extent that the Representative is appropriately licensed and qualified to sell such products under applicable federal and local laws.

II.  SUPERVISION

     ONESCO shall supervise the sales activities of the Representative with respect to the offer and sale of securities sold pursuant to this contract and any supplement to it. ONESCO shall establish such rules, procedures and standards as may be necessary to insure compliance with the applicable rules of the National Association of Securities Dealers, Inc. ("NASD") and applicable federal and state laws and regulations. The Representative shall adhere to such rules, procedures and standards.

III. APPLICATIONS

A.   Remittance.
     The Representative shall remit, immediately upon execution, all applications and orders solicited by him or her together with the full amount of all payments receive from purchasers, without deduction. The Representative shall cause all checks or other orders for such payments to be made payable as directed by ONESCO. The Representative shall comply with all other procedures for the handling of applications or orders which may be established by ONESCO from time to time and of which the Representative is notified.

B.   Rejection.
     ONESCO reserves the right, in its sole discretion, to reject any applications, orders or payments remitted by the Repre-sentative, and to refund payments to purchasers. If the Representative has received commissions on such refunded payments, he or she shall repay such commissions. ONESCO is hereby authorized to deduct any such amounts from other commissions due, or to become due, the Representative, whether from ONESCO or any company affiliated with it, including ONLI and ONLAC.

IV. Compliance
     The Representative shall know and comply strictly with the NASD Rules of Fair Practice and all other applicable laws and regulations of the United States and of the state or states in which he or she solicits applications and orders. The Representative understands that failure to comply with such laws and regulations may result in disciplinary action against him or her by the NASD, by ONESCO and by any governmental authorities having jurisdiction. The Rep-resentative shall know and comply with all rules and policies concerning sales practices and conduct issued by ONESCO or by any issuer of securities sold under this contract.

V. REPRESENTATIONS/SALES LITERATURE

     The Representative shall make no written or oral representations concerning the securities distributed by ONESCO except as are contained in current prospectuses or offering memoranda and authorized supplementary sales literature made available by ONESCO. The Representative shall not solicit business through mailings, advertisements or other media unless the contents thereof have previously been approved in writing by ONESCO. As used herein, the term "current prospectus" refers to the most recently approved prospectus with an effective date shown on its face which is not more than twelve months prior to the current date. The term "offering memoranda" refers to documents supplied by the issuers of limited partnership interests and other private placements and required to be furnished to offerees of such securities. The term "authorized supplementary sales literature" refers to any form of advertising or other com-munication, whether written or oral, which is intended to induce the purchase of securities and which has been approved for use by ONESCO.

VI. COMPENSATION

A.   Commission Rates and Terms.
     Commissions shall be paid to the Representative according to the terms of any commission schedules that supplement this contract.

B.   Changes.
     The commission rates under this contract and any supplement to it are subject to change by ONESCO or the issuer of any securities at any time without notice, but no such change shall affect commissions payable with respect to applications and orders approved or otherwise taking effect prior to the effective date of the change. Commissions will be paid to the Representative only so long as he or she remains an active, bonded and appropriately registered and licensed Representative of ONESCO, subject to the terms of section IX.F.2, below.

VII. STATUS OF REPRESENTATIVE

A.   Independent Contractor.
     The relationship of the Representative to ONESCO and to any issuer of securities distributed hereunder is that of an inde-pendent contractor. Nothing contained in this contract shall be construed to create any employer and employee relationship.

B.   Representative's Mode of Operation.
     The Representative is responsible for developing his or her own sales prospects and may freely determine, subject to applicable regulatory requirements, when and where to solicit business. The Representative shall not be required to spend any particular portion of his or her working time acting as a Representative.


ONESCO-5800 Rev. 1/99
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C.   Representing Competitors.
     The Representative shall not directly nor indirectly participate in securities sales activities for any person, firm, or corporation other than ONESCO, without first obtaining ONESCO's written consent.

D.   Expenses.
     Neither ONESCO nor any company affiliated with it shall, by virtue of this contract, incur any responsibility for the Representative's expenses, including but not limited to transportation, stenographic, postage, advertising, telephone and other expenses incidental to the Representative's solicitation of business.

E.   Charges to Representative.
     ONESCO may from time to time charge the Representative for supplies, sales materials, and other items and services requested by the Representative, or incurred by ONESCO on behalf of the Representative or securities purchasers for whom the Representative is the representative of record, and which, in accordance with the then current published rules of ONESCO, are to be borne by the Representative. The Representative agrees to pay to ONESCO all such charges within 30 days after such charges are made. Amounts not so paid may, at ONESCO's discretion, be deducted from subsequent commissions due the Representative under this contract and its supplements.

VIII. INDEBTEDNESS

All compensation payable under this contract is subject to the right of the payor to set off against such compensation all obligations and liabilities, including indebtedness, of the Representative to the payor, whether arising under this contract or otherwise. Any indebtedness owing to ONESCO, or to any company affiliated with it, by the Representative shall be a first charge against any compensation under this contract or any supplement. The Representative hereby assigns and transfers to ONESCO or any affiliated company, if applicable, any monies that may from time to time become due to the Representative from ONESCO or such an affiliated company, under this contract or otherwise, to secure such indebtedness.

IX. GENERAL CONTRACT PROVISIONS

A.   Previous Contracts Terminated.
     The execution of this contract terminates, as of the Effective Date, any outstanding written agreements between the parties with respect to sales of securities which became effective prior to the Effective Date. Such termination shall not prejudice the Representative's rights, if any, to compensation accruing under any such previous agreements on securities sold prior to the Effective Date.

B.   Entire Contract.
     This contract, including any supplements and endorse-ments, represents the entire agreement between the parties. No modification of this contract is effective unless made in writing and signed by the Representative and by authorized officers of ONESCO and any other company affiliated with it which may be a party to any supplement or endorsement.

C.   Contract Not Assignable.
     Except to the extent permitted under paragraph D of this section IX, the rights and benefits accruing to the Representative under this contract are not assignable.

D.   Assignment of Commissions.
     No assignment of commissions by the Representative shall be permitted except in such cases, if any, as shall be expressly authorized in writing by ONESCO. Any purported assignment of commissions without such required written consent of ONESCO shall be void.

E.   Records and Inspections.
     The Representative shall keep a timely and accurate account of all sales proposals made, of all applications and orders taken, of all customer payments received and remitted, of all securities issued and delivered, and of all services rendered to securities customers. All records shall be open to inspection by ONESCO or its personnel at all reasonable times.

F.   Termination.
     1.  Conditions.
         This contract shall continue in effect from its effective date until terminated by any party hereto upon written notice sent to the last known address of the other party; provided, however, that the contract shall terminate automatically upon the occurrence of any of the following events:
         a. The commission by the Representative of any act which would subject him or her to a suspension or revocation of his or her license or registration by state authorities or the NASD, or for other serious neglect of duty or disloyalty to ONESCO or to ONLI or ONLAC.
         b.   Death of the Representative.
         c.   Breach of any term of this contract by the Representative.
         d. Termination of the Representative's association, if any, as an agent, officer, or employee of ONLI or ONLAC.
         e.   Dissolution of ONESCO.
         f. Termination without renewal of ONESCO's license or registration as a broker-dealer by the NASD or any state wherein the Representative is authorized to conduct securities sales.
         g. Termination without renewal of the Represent-ative's license or registration as an agent, securities salesman or representative by the NASD or any state wherein the Representative is

ONESCO-5800 Rev. 1/99
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              authorized to conduct securities or life insurance sales.
     2.  Compensation After Termination.
         Upon termination of this contract, ONESCO shall pay the Representative all amounts then due him or her on applications and orders approved by it or by the issuer of securities offered hereunder, as the case may be, or otherwise taking effect before the termination. Except as otherwise provided in any supplement hereto, no further compensation is payable after termination and all further obligation or liability of ONESCO then ceases. If this contract terminates because of the Representative's death or during his or her total and permanent disability or retirement as a full-time life insurance agent or general agent of ONLI, the Representative, his or her heirs or legal representatives, shall continue to receive, following termination, such compensation as might be provided under such circumstances in any supplement to this contract. For this purpose, "retirement" means retirement at or after age 55 which entitles the Representative to receive a retirement benefit from an ONLI-sponsored pension or retirement plan for agents or general agents.
     3.  Return of Materials.
         Upon termination of this contract, any prospectuses, application forms, offering memoranda, supplemental sales material, manuals or other materials or supplies furnished to the Representative shall be promptly returned to ONESCO.

F.   Waiver of Breach.
     The waiver by any party hereto of a breach of any provision of this contract shall not operate as or be construed as a waiver of any subsequent breach thereof.

G.   Governing Law.
     This contract shall be governed by the laws of the State of Ohio.


ONESCO-5800 Rev. 1/99